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Exhibit 3.50

ARTICLES OF INCORPORATION
OF
MADISON RESEARCH CORPORATION

        The undersigned, Florastein C. Stallworth, John Stallworth, Jack E. White, and Sam M. Hazelrig, acting as incorporators of a corporation under the Code of Alabama, adopts the following Articles of Incorporation for such corporation:

ARTICLE I

        The name of the corporation is Madison Research Corporation.

ARTICLE II

        The period of duration is perpetual.

ARTICLE III

        The purposes for which the corporation is organized are:

        1.     To engage in the research, development, manufacture, and distribution of products and engineering services of every kind and description.

        2.     The transaction of any or all lawful business for which corporations may be incorporated under the Alabama Business Corporation Act, Section 10-2A-1, Code of Alabama (1975).

ARTICLE IV

        The aggregate number of shares which the corporation shall have authority to issue is 5,000 shares of common stock, all of the same class and of the par value of $1.00 per share. The Board of Directors may establish the various rights and preferences with respect to any new or different series of classes of stock which may be designated from time to time.

ARTICLE V

        Provisions for the regulation of the internal affairs of the corporation are contained in the By-Laws.

ARTICLE VI

        The location and mailing address of the initial registered office of the Corporation is 695 Dug Hill Road, Brownsboro, Alabama 35741, and the name of the initial registered agent at such address is Florastein C. Stallworth.

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 ARTICLE VII

        The number of directors constituting the initial Board of Directors of the corporation is four and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Florastein C. Stallworth	695 Dug Hill Road
Brownsboro, Alabama 35741
John L. Stallworth	695 Dug Hill Road
Brownsboro, Alabama 35741
Jack E. White	3601 Glendale Lane
Huntsville, Alabama 35810
Sam M. Hazelrig	4202 Cloverdale Drive
Huntsville, Alabama 35805

ARTICLE VIII

        The name and address of each incorporator is:

Florastein C. Stallworth	695 Dug Hill Road
Brownsboro, Alabama 35741
John L. Stallworth	695 Dug Hill Road
Brownsboro, Alabama 35741
Jack E. White	3601 Glendale Lane
Huntsville, Alabama 35810
Sam M. Hazelrig	4202 Cloverdale Drive
Huntsville, Alabama 35805

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        IN WITNESS WHEREOF, the undersigned incorporators have subscribed their signatures to these Articles of Incorporation, this 22 day of July, 1986.

/s/ Florastein C. Stallworth Florastein C. Stallworth
/s/ John L. Stallworth John L. Stallworth
/s/ Jack E. White Jack E. White
/s/ Sam M. Hazelrig Sam M. Hazelrig

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STATE OF ALABAMA	)
:
MADISON COUNTY	)

        I, the undersigned, a Notary Public for the State and County aforesaid, hereby certify that Florastein C. Stallworth, whose name is signed to the foregoing Articles of Incorporation, and who is known to me, acknowledged before me on this day, that being informed of the contents of the Articles of Incorporation, she executed the same voluntarily on the day the same bears date.

        Given under my hand and seal, this 22nd day of July, 1986.

/s/ Notary Public

STATE OF ALABAMA	)
:
MADISON COUNTY	)

        I, the undersigned, a Notary Public for the State and County aforesaid, hereby certify that John L. Stallworth, whose name is signed to the foregoing Articles of Incorporation, and who is known to me, acknowledged before me on this day, that being informed of the contents of the Articles of Incorporation, he executed the same voluntarily on the day the same bears date.

        Given under my hand and seal, this 22nd day of July, 1986.

/s/ Notary Public

4

STATE OF ALABAMA	)
:
MADISON COUNTY	)

        I, the undersigned, a Notary Public for the State and County aforesaid, hereby certify that Jack E. White, whose name is signed to the foregoing Articles of Incorporation, and who is known to me, acknowledged before me on this day, that being informed of the contents of the Articles of Incorporation, he executed the same voluntarily on the day the same bears date.

        Given under my hand and seal, this 22nd day of July, 1986.

/s/ Notary Public

STATE OF ALABAMA	)
:
MADISON COUNTY	)

        I, the undersigned, a Notary Public for the State and County aforesaid, hereby certify that Sam M. Hazelrig, whose name is signed to the foregoing Articles of Incorporation, and who is known to me, acknowledged before me on this day, that being informed of the contents of the Articles of Incorporation, he executed the same voluntarily on the day the same bears date.

        Given under my hand and seal, this 22nd day of July, 1986.

/s/ Notary Public

5

 ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

MADISON RESEARCH CORPORATION

        Pursuant to, and with the effect provided in, Sections 10-2B-10.02 to 10.06 of the Code of Alabama, 1975, as amended (the "Code"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST:    The name of the corporation is "Madison Research Corporation" (the "Corporation").

        SECOND:    The following amendment to the Corporation's Articles of Incorporation was adopted in the manner provided by the Code by the Corporation's shareholders, as of February 15, 2001:

"ARTICLE IV

    The aggregate number of shares which the corporation shall have authority to issue is 2,000,000) shares of common stock, all of the same class and of the par value of $0.01 per share. The Board of Directors may establish the various rights and preferences with respect to any new or different series of classes of stock which may be designated from time to time. Upon amendment of this article as stated, each outstanding share of Common Stock with $1.00 par value shall be converted into 1492 shares of Common Stock with a par value of $.01 per share."

        THIRD:    The following amendment to the Corporation's Articles of Incorporation was adopted in the manner provided by the Code by the Corporation's shareholders, as of February 15, 2001:

"ARTICLE IX

    None of the shareholders of the Corporation shall have, and each shareholder is hereby expressly denied, the pre-emptive right to purchase his or her proportion of the issuance of any class of shares, including treasury shares, according to the proportion of his or her holdings of such class of shares."

        FOURTH:    The Corporation had 798 shares of $1.00 par value Common Stock issued and outstanding at the time of the adoption of these amendments. All 798 shares of Common Stock issued and outstanding voted to approve, and no shares voted against or abstained from voting on the foregoing amendment.

MADISON RESEARCH CORPORATION
/s/ John L. Stallworth
By:	John L. Stallworth
Its:	President/CEO

1

 STATEMENT OF CANCELLATION

        Pursuant to, and with the effect provided in, Section 10-2B-6.32 of the Code of Alabama, 1975, as amended (the "Code"), the undersigned corporation adopts the following Statement of Cancellation:

        FIRST:    The name of the corporation is "Madison Research Corporation" (the "Corporation").

        SECOND:    The Corporation desires to cancel the following number of reacquired shares of its common stock which such cancellation was adopted in the manner provided by the Code by the Corporation's Board of Directors as of December       , 2000:

Class	Number of Shares
Common Stock, par value $1.00 per share	202

        THIRD:    After giving effect to such cancellation, the Corporation has issued and outstanding the following shares of stock:

Class	Number of Shares
Common Stock, par value $1.00 per share	798

        FOURTH:    The Articles of Incorporation do not provide that any portion of the cancelled shares shall not be reissued; therefore, the Corporation shall have 1,000 shares of Common Stock, par value of $1.00 per share authorized to issue.

        IN WITNESS WHEREOF, John L. Stallworth, as President, of Madison Research Corporation, does hereby set his hand as of the 13th day of December, 2000.

/s/ John L. Stallworth John L. Stallworth

STATEMENT OF CANCELLATION

        Pursuant to, and with the effect provided in, Section 10-2B-6.32 of the Code of Alabama, 1975, as amended (the "Code"), the undersigned corporation adopts the following Statement of Cancellation:

        FIRST:    The name of the corporation is "Madison Research Corporation" (the "Corporation").

        SECOND:    The Corporation desires to cancel the following number of reacquired shares of its common stock which such cancellation was adopted in the manner provided by the Code by the Corporation's Board of Directors as of November 27, 2001:

Class	Number of Shares
Common Stock, par value $0.01 per share	340,176

        THIRD:    After giving effect to such cancellation, the Corporation has issued and outstanding the following shares of stock:

Class	Number of Shares
Common Stock, par value $0.01 per share	850,440

        FOURTH:    The Articles of Incorporation do not provide that any portion of the cancelled shares shall not be reissued; therefore, the Corporation shall have 2,000,000 shares of Common Stock, par value of $0.01 per share authorized to issue.

        IN WITNESS WHEREOF, John L. Stallworth, as President/CEO, of Madison Research Corporation, does hereby set his hand as of the 27th day of November, 2001.

/s/ John L. Stallworth John L. Stallworth

STATEMENT OF CANCELLATION

        Pursuant to, and with the effect provided in, Section 10-2B-6.32 of the Code of Alabama, 1975, as amended (the "Code"), the undersigned corporation adopts the following Statement of Cancellation:

        FIRST:    The name of the corporation is "Madison Research Corporation" (the "Corporation").

        SECOND:    The Corporation desires to cancel the following number of reacquired shares of its common stock which such cancellation was adopted in the manner provided by the Code by the Corporation's Board of Directors as of November 3, 2003:

Class	Number of Shares
Common Stock, par value $0.01 per share	14,920

        THIRD:    After giving effect to such cancellation, the Corporation has issued and outstanding the following shares of stock:

Class	Number of Shares
Common Stock, par value $0.01 per share	849,080

        FOURTH:    The Articles of Incorporation do not provide that any portion of the cancelled shares shall not be reissued; therefore, the Corporation shall have 2,000,000 shares of Common Stock, par value of $0.01 per share authorized to issue.

        IN WITNESS WHEREOF, John L. Stallworth, as President/CEO, of Madison Research Corporation, does hereby set his hand as of the 3rd day of November, 2003.

/s/ John L. Stallworth John L. Stallworth

STATEMENT OF
CANCELLATION OF REACQUIRED SHARES
OF
MADISON RESEARCH CORPORATION

To the Judge of Probate
Madison County, Alabama:

        Pursuant to the provisions of the Alabama Business Corporation Act, MADISON RESEARCH CORPORATION, an Alabama corporation (the "Corporation"), submits the following statement of cancellation by resolution of its Board of Directors of shares of the Corporation reacquired by it:

        FIRST:    The name of the corporation is Madison Research Corporation.

        SECOND:    The number of reacquired shares of the Corporation canceled by resolution duly adopted by the Board of Directors of the Corporation on September 28, 2006, is 1,800 shares itemized as follows:

Class	Number of Shares
Common	1,800

        THIRD:    The aggregate number of issued shares of the Corporation after giving effect to such cancellation is 851,668, all of which are outstanding and itemized as follows:

Class	Number of Shares
Common	851,668

        FOURTH:    The total remaining number of shares which the Corporation has authority to issue itemized by classes and series, after giving effect to the cancellation is as follows:

Class	Number of Shares
Common	1,148,332

        Dated: September 28, 2006.

MADISON RESEARCH CORPORATION
By:	/s/ John L. Stallworth John L. Stallworth Its: President

 ARTICLES OF MERGER

OF

MRC MERGER COMPANY, INC.,
A Delaware corporation

AND

MADISON RESEARCH CORPORATION
An Alabama corporation

        Pursuant to the provisions of Section 10-2B-11.05 and Section 10-2B-11.07, Code of Alabama (1975), as amended, Madison Research Corporation, an Alabama corporation (the "Company"), hereby submits the following Articles of Merger for the purpose of merging MRC Merger Company, Inc., a Delaware corporation, ("Sub") with and into the Company, after which the Company shall be the surviving entity:

        FIRST:    The Plan of Merger, a copy of which is attached hereto as Exhibit "A", was approved, adopted, certified, and recommended by the Board of Directors of the Company, executed by the Officers of the Company, and subsequently approved by the shareholders of the Company in accordance with the provisions of the Alabama Business Corporation Act.

        SECOND:    As of August 8, 2006, the Company had 851,668 shares of Common Stock of the Company issued and outstanding and eligible to vote on the adoption of the Merger and the Merger Agreement, as defined in the Plan of Merger. The Merger Agreement and the Merger, as defined in the Plan of Merger, were approved by unanimous written consent executed by all of the Shareholders of the Company on August 8, 2006.

        THIRD:    The Plan of Merger of was approved, adopted, certified, and executed and recommended by the Board of Directors of Sub, and subsequently approved by the shareholders of Sub in accordance with the provisions of the General Corporate law of Delaware.

        FOURTH:    There were 1,000 shares of Common Stock of Sub issued and outstanding at the time of the adoption of the Merger Agreement, as amended All shares of the issued and outstanding Common Stock of Sub voted unanimously to approve, and no shares voted against or abstained from voting on, the Merger, pursuant to the Merger Agreement, as amended.

        FIFTH:    The Articles of Incorporation of the Company were filed in the Office of the Judge of Probate of Madison County, Alabama.

        SIXTH:    The Company shall be the surviving entity (the "Surviving Entity").

        SEVENTH:    The Merger of the entities shall be effective on the filing of these Articles of Merger with the Secretary of State of the State of Alabama.

        EIGHTH:    The executed Plan of Merger and the Merger Agreement are on file at the principal place of business of the Company at 401 Wynn Drive, Huntsville, Alabama, 35805. The Company has furnished a copy of the Plan of Merger and the Merger Agreement to all the shareholders of the Company and of Sub.

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        IN WITNESS WHEREOF, the undersigned have caused these Articles of Merger to be executed by an authorized officer on the 29th day of September, 2006.

The Surviving Entity:
MADISON RESEARCH CORPORATION an Alabama corporation
By:	/s/ John L. Stallworth John L. Stallworth Its: President

2

 EXHIBIT A

PLAN OF MERGER

OF

MRC MERGER COMPANY, INC.
A Delaware corporation

INTO

MADISON RESEARCH CORPORATION
An Alabama corporation

        This Plan of Merger is made and entered into as of August 8, 2006, by and between Madison Research Corporation, an Alabama corporation (the "Company"), MRC Merger Company, Inc., a Delaware Corporation ("Sub"), and WFI Government Services, Inc., a Delaware Corporation ("Parent") in order to provide for the merger of Sub into the Company in accordance with the terms of that certain Merger Agreement dated August 8, 2006, among Parent, the Company, Sub and Wireless Facilities, Inc., a Delaware corporation (the "Merger Agreement"). Capitalized terms not defined herein shall have the meaning assigned in the Schedule I of the Plan of Merger attached hereto.

        WHEREAS, the Company is a duly organized Alabama corporation with its principal place of business located in Huntsville, Alabama; and

        WHEREAS, Sub is a duly organized Delaware corporation and is a wholly owned subsidiary of Parent, which is a wholly owned subsidiary of Wireless Facilities, Inc. a Delaware corporation ("WFI"); and

        WHEREAS, pursuant to the terms of the Merger Agreement, Sub will be merged into the Company, whereupon the Company shall survive and become a wholly owned subsidiary of Parent; and

        WHEREAS, the Board of Directors of the Company and the Board of Directors of Sub have approved, certified, executed, and recommended, upon the terms and subject to the conditions stated herein, that Sub shall be merged with and into the Company (the "Merger") and that the Company be the surviving entity; and

        WHEREAS, the shareholders of the Company and the sole shareholder of Sub, have approved the Merger, pursuant to the Merger Agreement, and this Plan of Merger and have authorized its execution and consummation.

        NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Company and Sub hereby make, adopt and approve this Plan of Merger and prescribe the terms and conditions of the Merger and the mode of carrying the same into effect, as follows:

TERMS AND CONDITIONS

        1.    The Merger.    Sub shall be merged with and into the Company (the "Merger") on the date and time set forth in the Articles of Merger (the "Effective Time"). The Company shall be the surviving entity and shall be governed by the laws of the State of Alabama. The separate existence of Sub -hall cease as soon as the Merger shall become effective, and thereupon Sub and the Company shall be a single entity (herein the "Surviving Company").

        2.    Surviving Company.

          (a)   As of the Effective Time, the name of the Surviving Company shall remain "Madison Research Corporation".

          (b)   As of the Effective Time, the Bylaws of the Company shall continue in full force and effect as the Bylaws of the Surviving Company until the same shall be altered, amended or repealed as provided therein or otherwise by law.

        3.    Shareholder Interests.

          (a)   As of the Effective Time, the issued and outstanding common stock of Sub, par value $0.001 per share shall be converted, ipso facto, and without any further action on the part of the Surviving Company, Sub, Parent, or any other party, into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share of the Surviving Company.

          (b)   As of the Effective Time and prior to the Merger, each share of the issued and outstanding common stock of the Company, other than Dissenting Shares as defined in the attached Schedule I, (the "Company Shares") shall ipso facto, and without any further action on behalf of the Surviving Company, Sub, Parent, or any other party, be converted into the right to receive the Common Stock Merger Consideration, as defined in Schedule I. Thereafter, all such shares of the Company Common Stock shall be surrendered, cancelled and cease to be outstanding.

          (c)   As of the Effective Time, each Company Stock Option, as defined on Schedule I, shall have been fully vested and exercisable for at least ten days, and they shall, by virtue of the Merger and without any further action on the part of Sub, the Company, or any holder of any Company Common Stock or any Company Stock Option, to the extent not already exercised, be cancelled and converted into the right to receive the Option Merger Consideration as that term is defined in Schedule I.

          (d)   As of the Effective Time, the Dissenting Shares, as that term is defined in the attached Schedule I shall be converted into the right to receive payment of the; appraised value of such shares unless such rights are lost as more specifically addressed in Schedule I.

        4.    Board of Directors and Officers.    As of the Effective Time, the Board of Directors of the Surviving Company shall consist of all persons who were directors of Sub immediately before the Effective Time, who shall continue to serve as directors until their successors are duly elected and qualified in accordance with the Surviving Company's Bylaws. As of the Effective Time, the officers of the Surviving Corporation shall be those listed on Schedule 1.4(b) of the Merger Agreement.

        5.    Principal Place of Business.    As of the Effective Time, the principal place of business of the Surviving Company, shall remain that of the Company, located at 401 Wynn Drive, N.W., Huntsville, Alabama 35805.

        6.    Approvals.    This Plan shall be submitted to the sole shareholder of Sub and the shareholders of the Company for ratification and confirmation in accordance with applicable provisions of law and the respective Articles of Incorporation and By-Laws of the Company and Sub. The Company, Sub, and Parent shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary or appropriate for consummation of the Merger and any other transactions contemplated hereby, including, without limitation, notice to the regulatory agencies.

        7.    Conditions Precedent to the Merger.    Effectuation of the Merger, and the obligations of the Company, Sub, and Parent to close the Merger, are subject to the following conditions, any of which, however, may be waived, to the extent permitted by law, by consent in writing executed by the Company, Sub, and/or Parent:

          (a)   This Plan of Merger, and the Merger contemplated hereby, shall have been ratified and confirmed by the shareholders of the Company and the sole shareholder of Sub as required by law;

          (b)   All consents and approvals, including those of all governmental entities, financing documents, and regulatory agencies having jurisdiction, shall have been procured, all other requirements prescribed by law and which are necessary for consummation of the Merger shall have been satisfied, and the transactions contemplated by the Merger Agreement shall be compliant with all applicable orders, decrees, laws or other rules;

          (c)   Each party to the Merger Agreement shall have performed in material respects each of its agreements and covenants; each representation and warranty of the parties shall be true as of the time and to the standard required by the Merger Agreement; and there shall have been no Material Adverse Change with respect to the Company or sought by any party whose consent is required to the transactions contemplated by the Merger Agreement;

          (d)   Each party to the Merger Agreement shall have delivered the requisite elements listed in the Merger Agreement, including an opinion rendered by counsel to Parent, non-competition and non-interference agreements executed by certain employees of Company, appropriate resignations of officers and directors of Company, employment agreements by certain of Company's employees, the Escrow Agreement as defined on the attached Schedule I, the requisite information for Schedules 1.5 and 1.6(a) under the Merger Agreement, and statement for and release of claim for investment banking fees from Wachovia Capital Markets, LLC; and

          (e)   Not more than five percent of the outstanding Company Shares shall have been exercised to become Dissenting Shares shall have been exercised to become Dissenting Shares pursuant to the rights to dissent by Dissenting Stockholders, as those terms are defined on Schedule I.

        8.    Termination.    This Plan of Merger may be terminated and abandoned by the Company, Sub or Parent at any time before the Effective Time of the Merger, either before or after the approval of the shareholders of the Company or sole shareholder of Sub by written notice to the other parties, such notice to be authorized or approved by resolution adopted by the Board of Directors or equivalent authority of the party giving the notice, upon the occurrence of the following events:

          (a)   the mutual written agreement to terminate by Parent and the Company;

          (b)   upon the breach or inaccuracy of a representation, warranty, or covenant by the Company, which such breach or inaccuracy is not cured or is sufficiently material as addressed in the Merger Agreement;

          (c)   upon the breach or inaccuracy of a representation, warranty of covenant by the Parent or Sub, which such breach or inaccuracy is not cured or is sufficiently material as addressed in the Merger Agreement;

          (d)   should the Merger not have been affected on or prior to the close of business on November 30, 2006, through no cause or failure of the party seeking to terminate; or

          (e)   should any court or other governmental entity issue an order, decree or rule permanently prohibiting the transactions contemplated by the Merger Agreement.

        Upon termination by written notice as provided in this Section 8, this Plan of Merger shall be void and of no further force and effect, and there shall be no liability for such termination by reason of this Plan on the part of any party hereto, or the directors, officers, employees, agents, or shareholders of any of them.

        9.    Counterparts.    This Plan may be executed in two or more identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single agreement.

        10.    Amendment.    The Company, Sub, and Parent, by mutual consent of their respective Boards of Directors or equivalent authority, to the extent permitted by law, may amend, modify, supplement and interpret this Plan in such manner as may be mutually agreed upon by them in writing at any time before or after adoption thereof by shareholders of the Company or the sole shareholder of Sub; provided, however, that no such amendment, modification or supplement shall change the amount of Merger Consideration to be paid or the number or kind of shares to be issued by Parent or the Company for the Merger, except by the affirmative action of such shareholders as required by law.

        11.    Effective Time.    The Merger shall become effective as specified in the Alabama Articles of Merger and the Delaware Certificate of Merger to be filed with the Offices of the Secretary of State of Alabama and the Secretary of State of Delaware, respectively.

SCHEDULE I

TO PLAN OF MERGER

        As used in this Schedule I and the Plan of Merger, the terms below are defined as follows to the extent not otherwise defined:

        "Adjustment Amount" means the difference between $7.4 million dollars and the Working Capital amount as determined on Exhibit G to the Merger Agreement and as set forth on the Closing Date Balance Sheet or the Final Closing Date Balance Sheet, as applicable, pursuant to the terms of the Merger Agreement and defined therein. The Adjustment Amount may be a positive or a negative number.

        "Capital Leases" shall have such meaning as set forth in Statement of Financial Accounting Standard No. 13 issued by the Financial Accounting Standards Board in November 1976, as modified by subsequent pronouncements and standards; provided, however, it is hereby agreed that the term "Capital Leases" shall not include any leases of copiers of copy equipment.

        "Certificates" shall mean those certificates which represent shares of Company Common Stock and those agreements representing Cash Value Options.

        "Closing" has such meaning the closing of the transactions contemplated by the Merger Agreement.

        "Company Common Stock" shall mean the common stock, par value $0.01, of the Company.

        "Common Stock Closing Consideration" shall mean the amount, in cash, equal to (i) the Initial Consideration plus the aggregate amount of the Per Share Exercise Price for all Cash Value Options issued and outstanding as of the Effective Time, all divided by (ii) the aggregate number of outstanding shares of Company Common Stock (including shares of Company Common Stock subject to Cash Value Options) issued and outstanding as of the Effective Time.

        "Closing Stock Merger Consideration" shall mean each share of Company Common Stock (other than Dissenting Shares) converted into the right to receive (A) the Common Stock Closing Consideration, (B) a pro rata share of the Adjustment Amount, if any, (C) a pro rata share of the Escrow Consideration (D) a pro rata share of the Holdback Consideration.

        "Company Stock Options" means the options to purchase shares of the Company Common Stock issued pursuant to the Company Stock Option Plans.

        "Company Stock Option Plans" means the Company's 2003 Incentive Compensation Plan, as amended, and the Company's 2001 Incentive Compensation Plan, as amended.

        "Dissenting Shares" shall mean those shares Company Common Stock that are issued and outstanding and held by a Dissenting Stockholder.

        "Dissenting Stockholder" shall mean any owner of stock in the Company who properly exercises dissenters rights thereto in accordance with Article 13 of the Alabama Business Corporation Act.

        "Effective Time" means the date and time at which the Articles of Merger is filed or such later time established by the Articles of Merger for the Articles of Merger to be effective.

        "Escrow Consideration" shall mean $75,000 of the Purchase Price deposited into an interest-bearing account with the Sellers' Representative.

        "Holdback Consideration" shall mean S6,900,000 of the Purchase Price withheld by the Parent pursuant to the terms of the Merger Agreement.

        "Indebtedness" means (a) any indebtedness (plus interest, premium and penalties due from or arising out of such indebtedness, or any refinancing thereof) (i) for borrowed funds, (ii) due to sellers or lessors for any real or personal property, (iii) due to lessors as to any Capital Leases, or (iv) for reimbursement obligations with respect to letters of credit, and (b) any debentures, notes or other evidence of indebtedness issued in exchange for any of the foregoing indebtedness, or any indebtedness arising from the satisfaction of such indebtedness by a guarantor, all as more particularly set forth on Schedule 1.5(a) of the Merger Agreement.

        "Initial Consideration" means Sixty-Nine Million Dollars less (i) the aggregate amount of the investment banking fees, (ii) the Escrow Consideration, (iii) the Holdback Consideration and (iv) any Indebtedness of the Company at Closing.

        "Option Merger Consideration" means each Company Stock Option with a per share exercise price (with respect to each such option, the "Per Share Exercise Price") of less than the Common Stock Closing Consideration (each, a "Cash Value Option"), that is outstanding and unexercised as of the Effective Time cancelled and converted into (A) the right to receive with respect to each share of Common Stock subject to such option an amount of cash, without interest, equal to the Common Stock Closing Consideration minus the applicable Per Share Exercise Price (with respect to each Cash Value Option, the "Option Closing Consideration"), (B) a pro rata share of the Adjustment Amount, if any, (C) a pro rata share of the Escrow Consideration, and (D) a pro rata share of the Holdback Consideration.

        "Parent" shall mean WFI Government Services, Inc., a Delaware Corporation.

        "Previous Equityholders" shall mean any Dissenting Stockholder that fails to perfect or effectively withdraws or loses his/her/its right to appraisal.

        "Purchase Price" shall mean sixty-nine million dollars.

        "Seller's Representative" shall mean John L. Stallworth.

        "Stockholders" shall mean those owners of all the outstanding capital stock of the Company.

        "Sub" means MRC Merger Company, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent.

        "Subsidiary" means any corporation, partnership, limited liability company, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity in the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other legal entity means.

        "Surviving Corporation" means Madison Research Corporation., an Alabama corporation.

QuickLinks

  Exhibit 3.50
ARTICLES OF INCORPORATION OF MADISON RESEARCH CORPORATION
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII
ARTICLE VIII
ARTICLES OF AMENDMENT to the ARTICLES OF INCORPORATION of MADISON RESEARCH CORPORATION
STATEMENT OF CANCELLATION
ARTICLES OF MERGER OF MRC MERGER COMPANY, INC., A Delaware corporation AND MADISON RESEARCH CORPORATION An Alabama corporation
  EXHIBIT A
PLAN OF MERGER OF MRC MERGER COMPANY, INC. A Delaware corporation INTO MADISON RESEARCH CORPORATION An Alabama corporation
TERMS AND CONDITIONS
SCHEDULE I TO PLAN OF MERGER